Exhibit 10.7



                                December __, 2008

BY HAND DELIVERY
----------------

[Insert Name of SEO]
Four Oaks Bank & Trust
6114 U.S. 301 South
Four Oaks, North Carolina 27524

Dear [Insert SEO's Name],

Four Oaks Fincorp, Inc. ("FOFN") anticipates entering into a Securities Purchase Agreement (the "Participation Agreement"), with the United States Department of Treasury ("Treasury") that provides for FOFN's participation in the Treasury's TARP Capital Purchase Program (the "CPP"). If FOFN participates in the CPP, the investment contemplated by the Participation Agreement will likely occur during the first quarter of 2009 but could close before December 31, 2008.

If FOFN does not participate in the CPP, this letter shall be of no further force and effect. Furthermore, if FOFN ceases to participate in the CPP, this letter shall be of no further force and effect as of the earliest possible time permitted following the "CPP Covered Period." A "CPP Covered Period" for such purposes shall be any period during which (A) you are a senior executive officer of FOFN or Four Oaks Bank & Trust (the "Bank") and (B) Treasury holds an equity or debt position acquired from FOFN in the CPP.

For FOFN to participate in the CPP and as a condition to the closing of the investment contemplated by the Participation Agreement, the Bank is required to establish specified standards for incentive compensation to senior executive officers and to make changes to its compensation arrangements. To comply with these requirements, and in consideration of the benefits that you will receive as a result of FOFN's participation in the CPP and other good and valuable consideration, you agree with the Bank as follows:

     1. No Golden Parachute Payments. The Bank is prohibited from making any golden parachute payment to you during any CPP Covered Period.

     2. Recovery of Bonus and Incentive Compensation. Any bonus and incentive compensation paid to you during a CPP Covered Period is subject to recovery or "clawback" by the Bank if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

     3. Compensation Program Amendments. Each of the Bank's compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, "Benefit Plans") with respect to you is hereby amended to the extent necessary to give effect to provisions (1) and (2). In addition, the Bank is required to review its Benefit Plans to ensure that they do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of FOFN or the Bank. To the extent any such review requires revisions to any Benefit Plan with respect to you, you and the Bank agree to negotiate such changes promptly and in good faith and execute such additional documents as the Bank deems necessary to effect such revisions.

     4. Definitions and Interpretation. This letter shall be interpreted as follows:

          -- "Senior executive officer" means FOFN or the Bank's "senior executive officers" as defined in subsection 111(b)(3) of EESA.

          --   "Golden parachute payment" shall have the same meaning as in EESA
               Section 111(b)(2)(C).

          -- "EESA" means the Emergency Economic Stabilization Act of 2008 as implemented by guidance or regulation issued by the Department of the Treasury and as published in the Federal Register on October 20, 2008.

          -- The term "FOFN" includes any entities treated as a single employer with FOFN under 31 C.F.R. ss. 30.1(b) (as in effect on the Closing Date). You are also delivering a waiver pursuant to the Participation Agreement, and, as between FOFN and you, the term "employer" in that waiver will be deemed to mean FOFN as used in this letter.

          -- The term "CPP Covered Period" shall be limited by, and interpreted in a manner consistent with, 31 C.F.R. ss. 30.11 (as in effect on the Closing Date).

          -- Provisions (1) and (2) of this letter are intended to, and will be interpreted, administered and construed to, comply with EESA
               Section 111 (and, to the maximum extent consistent with the preceding, to permit operation of the Benefit Plan in accordance with their terms before giving effect to this letter).

     5. Miscellaneous. To the extent not subject to federal law, this letter will be governed by and construed in accordance with the laws of the State of North Carolina. This letter may be executed in two or more counterparts, each of which will be deemed to be an original. A signature transmitted by facsimile will be deemed an original signature.

The Board appreciates the concessions you are making and looks forward to your continued leadership during these financially turbulent times.

Yours sincerely,

FOUR OAKS BANK & TRUST COMPANY

By:__________________________________
Name: _______________________________
Title: ______________________________

EXECUTIVE

Intending to be legally bound, I agree with and accept the foregoing terms on the date set forth below.


_________________________________________________(SEAL)
         [Insert Name]

Date:________________________________________


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